Exhibit 99.3

VIAVID

communications simplified.

Aeries Technology and Worldwide Webb Acquisition Corp.

Business Combination Conference Call

March 13, 2023

C O R P O R A T E    P A R T I C I P A N T S

Daniel Webb, Chief Executive Officer, Worldwide Webb Acquisition Corp.

Sudhir Panikassery, Chief Executive Officer, Aeries Technology

Ajay Khare, Chief Revenue Officer and Chief Operating Officer U.S., Aeries Technology

P R E S E N T A T I O N

Operator

Good morning, everyone, and welcome to the Aeries Technology and Worldwide Webb Acquisition Corp. Business Combination Conference Call.

The information discussed today is qualified in its entirety by the information contained in the Form 8-K, including the exhibits thereto, the forward-looking statement Safe Harbor and securities law legends thereto, that is being filed by Worldwide Webb today with the SEC, which may be accessed on the SEC’s website at www.sec.gov.

In conjunction with today’s discussion, we will be referring to an Investor Presentation, a copy of which is being filed as an exhibit to the aforementioned Form 8-K. You are encouraged to carefully review the disclaimers included therein, which also apply to our call today.

Please note that this call has been prerecorded, and so a Q&A session will not be conducted as part of today’s presentation.

Before we begin, I would like to note that this call may contain forward-looking statements, including Worldwide Webb’s and Aeries Technology’s expectations of future financial and business performance and conditions, the industry outlook, and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance. You are encouraged to read the Form 8-K and the accompanying press release and Investor Presentation, as well as Worldwide Webb’s other filings with the SEC, for a discussion of the risks that can affect the business combination and the business of Aeries Technology after the completion of the proposed transaction.

On today’s call, we will first hear from Daniel Webb, CEO of Worldwide Webb Acquisition Corp., followed by Sudhir Panikassery, CEO of Aeries Technology, and Ajay Khare, Chief Revenue Officer and COO of Aeries Technology.

With that, I would like to turn the call over to Daniel.

Daniel Webb

Thank you, Operator, and thank you, everyone, for joining us.

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My name is Daniel Webb and I am the CEO of Worldwide Webb Acquisition Corp. It is my pleasure to introduce the Aeries Technology story and team, as we have announced our intent to bring the company public via SPAC merger.

I laid out eight key criteria for investment and Aeries scores a 10 out of 10 across all criteria.

1.

Market leading platform with differentiated product offering. The Aeries business model is differentiated from other traditional outsourcing models. They have a purpose-built business model that creates a more flexible and less expensive labor pool for their customers. Aeries customers use Aeries to get top talent in India and across the world into all areas of their organizations, including software development, IT, cybersecurity, finance, HR, customer service and operations. The employees Aeries hired are treated as if they are employees of Aeries customers. This model creates significant innovation through strategic alignment at senior levels and visibility across the organization. It insulates Aeries’ clients from regulatory and tax issues. It provides Aeries’ clients flexibility in scaling teams up or down, and it saves their clients 65% versus hiring that talent locally.

2.	Sustainable growth opportunity. Aeries’ differentiated business model has given them viral growth. They spend very little on sales and marketing, but will grow at over 54% this calendar year.

3.	Large and addressable market. Aeries’ TAM is larger than $420 billion.

4.	Attractive unit economics. Aeries’ LTV to CAC is over 15 times. I’ve done approximately $40 billion worth of transactions in my career and I have never seen better unit economics.

5.

Data-directed decision-making. Aeries has well defined proven processes and best practices that they can deliver across all of their clients. Their data transparency with clients sets them apart from other outsourcing providers.

6.

Purpose-driven with high ethical standards. Their core values of collaboration, accountability, transparency, integrity, innovation and customer-centricity drive everything that is done in the organization.

7.

Visionary Management Team with proven track record. This Management Team has worked on projects together for 20-plus years. They have created and sold multiple companies, one of which was a public company, and later a greater than $1 billion exit.

8.

Accelerating growth drivers. The team at Aeries has built a cash-generative Rule of 70 company, that they project will continue to accelerate through a number of growth drivers, including deep customer relationships, a number of emerging technology-based products and platforms, and expansion of current service areas.

Bonus shares reduce the implied cost basis for investors that do not redeem. At 85% redemptions or above, the implied cost basis is $4.84. Aeries’ existing shareholders and Management are rolling 100% of their equity into the transaction. We have shown two scenarios here to help potential investors understand their implied cost basis with and without bonus shares.

If you buy or hold WWAC stock and don’t redeem your shares, your effective entry price at closing will be significantly reduced because of bonus shares. 3.75 million bonus shares are set aside to reduce redemptions, raise capital and help ensure we have a successful deSPAC. Bonus shares for non-redemptions will be given tontine-style and held to a fixed effective cost basis when redemptions are above 85%. In a 3.75 million bonus share scenario, for every 3.5 shares you don’t redeem, you would receive 3.75 bonus shares for free. Sponsor promote has been reduced to help fund bonus shares.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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On this slide, you can see that Aeries has some incredible numbers. Most tech investors are familiar with the Rule of 40. The Rule of 40 means your growth plus EBITDA margin is higher than 40. Aeries takes that several steps further and, in 2023, is predicted to hit the Rule of 70. We believe this will accelerate to the Rule of 90 in the medium term.

Importantly, in addition to being EBITDA positive, Aeries is cash flow positive, and has been since 2013, the second year of their founding. Aeries also has $51 million in revenue in 2022, and an incredibly low cost structure. Average sales and marketing spend as a percentage of revenue for 2021 and 2022 is just 1.8%, demonstrating an astounding pattern of product-led growth and the success of their deployments.

Now, on the right-hand side of this slide, you see the story of Aeries’ success in a few key numbers. First and foremost, Aeries customers see an approximately 65% average annualized cost savings on talent they hire through Aeries versus hiring that talent locally. The company has over 1,500 experienced, tenured employees across verticals such as software engineering, finance, accounting and IT. Aeries employees love working at Aeries, with only 8% churn since 2020, and a 94% employee satisfaction score, which helps give their services the level of consistency and quality you would expect from a world-class organization.

Now, I would like to turn the call over to Sudhir, CEO of Aeries, to go over the Aeries story in more details.

Sudhir Panikassery

Thank you, Daniel.

My name is Sudhir Panikassery and I’m the Chief Executive Officer of Aeries Technology.

Before Aeries, there were two ways to outsource tech-enabled services, neither of which were ideal, especially for our target end market of private equity firms and their portfolio companies.

The first was to use a legacy outsourcing vendor, which provides the flexibility and labor savings that private equity firms and their portfolio companies were looking for, but have a number of drawbacks, such as a minimal ability to innovate due to a lack of strategic alignment and visibility into internal operations, an “outsider” mentality, and the implementation time of strategic decisions which can be a major roadblock to a successful deployment.

The second approach is to create a subsidiary overseas and “inhouse” the process, which largely solves many of the issues mentioned, but presents its own set of complicated challenges. While this approach succeeds in creating teams aligned with the goal of the company, it is very costly to start and to scale, it creates a litany of tax and regulatory requirements, and it eliminates the unique viewpoint that outside contractors working with multiple companies bring.

Aeries solves these problems with our unique approach, in which our operations are fully integrated into the business of clients. Our customers use our services to get top talent in India and across the world into all areas of their organization, including software development, IT, cybersecurity, finance, HR, customer service and operations. Our customers will interview and hire candidates we source, set the pay and bonus structure for the candidates in active guidance and collaboration with us, and treat them as if they are their own employees once they are hired. Our talent becomes an extension of our clients’ team, with opportunity for promotion, recognition and career path progression, resulting in higher employee satisfaction and lower attrition. We manage the regulatory, tax, recruiting, compliances, administrative, IT

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and legal for the outsourced talent. This disruptive business model delivers overall cost and operational efficiencies, with the ability to deliver digital transformation solutions tailor-made for our customers’ growth strategies, coupled with the inherent flexibility the arrangement offers our customers in evolving and implementing their strategies effectively.

This purpose-built business model creates a more flexible, more specialized and less expensive labor pool for our customers. It creates significant innovation through strategic alignment at senior levels and visibility across the organization. It insulates our clients from regulatory and tax issues. It provides flexibility in scaling teams up or down as per changing business needs. It delivers best practices, with visibility to winning playbooks from multiple companies and eliminates the deficiencies of the traditional outsourcing and offshoring models.

Our process features best-in-class process standardization, communication, software and compliance protocols to ensure that the progress being made by our teams is both perfectly executed and well defined for our clients. By utilizing proven business and implementation plans, tried and true software and automation support, and the highest level of data integrity and compliance policies, we can ensure consistent, quality results across our deployments and deliver value to leadership teams. Many of these are vertical-specific and internally developed by our highly specialized teams, created from many years of problem solving and implementation experience.

Now, let’s look at how typically we engage with our clients under this purpose-built model. This slide serves as an excellent visualization of the typical lifecycle of one of our deals.

When we first engage with a client, our team spends a considerable amount of time initially in the consulting phase, gathering requirements, assessing existing infrastructure, processes and workflows, and determining the overall scope, and, hence, to discuss and recommend the best options to the client. This paves the way for us to start identifying and hiring the right Aeries team members to handle the initial deployment.

At around the fourth month mark, we begin implementing the solutions we identified in the consulting phase. Since, in many cases, our clients are newly acquired portfolio companies, there are multiple areas to build out, such as software development, IT, finance and operations. The immediate effect of quickly scaling up these teams has a positive impact on both the bottom line and top line for the new company, which is demonstrable to the leadership team, portfolio company or their private equity sponsor.

It is this immediate and demonstrable change that gives the client the comfort and confidence in Aeries’ capabilities, giving the client’s Management Team the confidence to leverage the power of the purpose-built model within the rest of the organization.

Our software, AI and Digital Solutions teams are layered in during Stage 3.

During Stage 4, we cross-sell these capabilities into additional verticals in the organization, as well as with additional portfolio companies, when applicable.

We become integral to our clients’ operations and have an average annual contract value of slightly over $2 million.

This diagram illustrates the flywheel effect of the Aeries model. The key element here is aligned teams, the unique engagement model that we call “purpose-built” that results in teams that are significantly more aligned to the client operations than what you would see in a traditional outsourcing vendor model.

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This then creates two effects: the perception of the client towards the team improves as they see their team as more aligned to them than as a vendor; and also, just as importantly, the behavior of the Aeries team towards the client is also significantly improved since they are no longer behaving like a traditional vendor, thus leading to better teams.

This, in turn, leads into the team being able to execute innovation in the form of automations, process efficiencies and digital transformations, that, once again, a typical SLA-based vendor model would not do as part of their pre-defined operational scope.

The sum effect of both better teams and innovation is improved customer experience. This improved experience for the customer then further reinforces the alignment between the customer and their dedicated Aeries teams, and the value cycle continues.

The business value impact of this self-reinforcing cycle, shown by the outer circle, is superior value creation for the client, as well as lower cost, and thereby improved margins and efficiency of operations. This successful model then creates a network effect, first, as an example, across the portfolio of the private equity firm, and then further. As key decision-makers of the client, as well as the PE firm, move to newer companies and PE firms, Aeries is invited to replicate the same success model at these new companies and firms.

This flywheel effect has allowed Aeries to grow rapidly in recent times at much lower cost of customer acquisition, as the multiplier effect of the network effect starts to accelerate growth.

Now, to talk more about our growth strategy, I would like to introduce Ajay Khare, Chief Operating Officer of Aeries Technology.

Ajay Khare

Thank you, Sudhir, and thanks, everyone, for joining us today.

Aeries scaled from a single PE partner back in 2012, to 10 PE partner engagements and 28 company clients today, with no dedicated Sales & Marketing Team. This growth has happened almost exclusively through word-of-mouth and referrals. That is also the reason in our earlier slide, you see that our average sales and marketing costs as a percentage of our revenue is at an unheard of metric of 1.8%.

So, how did we manage to grow? We attribute it to the purpose-built model. The outcomes it delivers and the trust and confidence it builds in our stakeholders and leadership teams translate to the highest levels of customer satisfaction in the industry, with NPS of 93 and customer satisfaction of 91%. As you know, when you have satisfied customers, chances of referrals are high. In the tight-knit business community including the PE eco-system, referrals will open doors very quickly and at the highest levels. Therefore, we leverage the high customer satisfaction level that is the byproduct of the purpose-built model to create a network effect within the Executive Leadership and PE community for ourselves. So, every time a company is bought or sold, you have Management Teams that are skipping from one company to another, and often they are bringing Aeries with them, amplifying the network effect even further.

Next, I wanted to briefly discuss the large TAM we at Aeries are attacking.

When thinking about the addressable market from the bottom up-view, we estimate about $420 billion in potential revenue, which was arrived at by multiplying the total number of PE portfolio companies and mid-market companies times our average contract value of $2.1 million. From a top-down view, we see from various market research reports that the IT Business Services spend in the U.S., a sliver of the total U.S. IT, works out to be roughly $500 billion, which is in line with our bottom-up calculation. Either way you decide to look at our opportunity, it positions Aeries to potentially catering to tens of thousands of clients just in North America.

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Here are some strategies on how we aim to grow:

•

First, we intend to build a moat around our existing business model, and to ubiquitous in this ecosystem, we are in the process of hiring several sales executives that have been calling on the PE world for over a decade now.

•

Second, we intend to take our purpose-guilt model to a wider target group and have put together the entire sales and marketing strategy, including the relevant hires, in place to penetrate this market.

•

Third, we have created a renewed focus on upselling and cross-selling our solutions to our existing client base using this unique visibility we have into their business strategy due to our engagement model, as well as organic opportunities across the wider business community.

•

And finally, we intend to super-charge our growth strategy through some strategic and well-placed acquisitions, starting with tuck-in acquisitions and later moving up market with transformative acquisitions.

Now, I would turn the call over back to Sudhir to discuss our unit economics and growth drivers. Sudhir?

Sudhir Panikassery

Thank you, Ajay.

Aeries has an incredible LTV to CAC, part of which is due to our incredibly low S&M spend, as previously mentioned, and our very high level of business referrals through the flywheel effect. In 2021, our customers generated $1.7 million of lifetime value versus just $170,000 in customer acquisition cost, resulting in a remarkable 10.1x LTV to CAC ratio. In 2022, we generated $2.3 million in customer lifetime value at just $140,000 in customer acquisition cost, giving Aeries a 15.9x LTV to CAC ratio. These are truly incredible numbers and demonstrate the power of our customer acquisition model.

As you can see on the left-hand side of this slide, we achieved an excellent growth trajectory of 32% year-over-year for calendar year 2022. From 2022 to 2024, we are predicting a 60% CAGR, which will bring us to approximately $131 million in top line. There are a number of factors that give us confidence in these numbers and some underlying assumptions, including the diversification of our private equity relationships, the high visibility into our land-and-expand sales model, new technology products to augment our current offerings, the expansion into other verticals as we expand our employee base to focus on areas outside of technology and business process management. The successful execution of our inorganic growth strategy gives additional upside to our forecast.

We will also see a corresponding growth in our EBITDA as we continue to focus on the profitability of Aeries. We see EBITDA margin expanding from our 2022 calendar year estimate of 16% to around 28% by 2024. This will largely be a function of leverage from increased top line revenue as we continue to invest in and scale the business in order to ensure we have the staff and tools needed to properly service our customers in the Aeries Way.

And now, I would like to pass the call back to Daniel to go over the team and competitive valuation of Aeries. Daniel?

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Daniel Webb

Thanks, Sudhir.

Let me spend some time talking about the incredible Management Team, who have a clear vision and prior public company experience.

Raman Kumar, the Chairman and Managing Director of Aeries, is an eminently accomplished entrepreneur who formerly founded and took public the Nasdaq listed MModal, which sold for $1.1 billion to One Equity Partners.

Sudhir, CEO, has over 30 years of business experience across the auditing, consulting and M&A verticals.

Unni, CTO, has almost 30 years building enterprise, cloud and mobility products across a number of different verticals.

And Ajay, CRO and COO, has a proven track record of business operations experience and building relationships with clients.

Together, they have almost twenty years working together, which means they are aligned on their goals, they know their roles and objectives, and are laser-focused on building Aeries the same way they have built a number of other successful businesses. They have incubated businesses and created substantial value across multiple verticals through a tech-enabled approach, and I believe Aeries has the ability to become a world-class business, like some of their prior businesses they have built together.

Now, let’s go over the estimates and valuation.

Aeries is priced at a discount to peers, despite having significantly higher growth and margins.

Bonus shares effectively lower the purchase price. Assuming 85% redemptions and 3.75 million bonus shares, the entry multiple is 5.3 times 2024 EBITDA, which is a significant discount to the comps. When you consider the higher growth and margin Aeries expects versus the comps, the discount is even larger.

On slide 21, you can see a regression analysis of Aeries versus the peer set. As you can see, based on 2024 estimated revenue growth plus EBITDA, when you apply the regression of the comps to Aeries, Aeries implies a 47 times 2024 EBITDA multiple, which gives an implied valuation of $1.74 billion, and keep in mind the enterprise value for the transaction is $391 million without bonus shares and $196 million with 3.75 million bonus shares and 85% redemptions, which represents a substantial 78% discount and 89% discount to implied value, respectively. We have priced the transaction this way to provide a significant margin of safety to any investor the buys or holds WWAC shares through the close of the deSPAC. We expect that Aeries will grow into its implied value over time as a public company and generate significant returns to all shareholders and stakeholders.

On behalf of both the Worldwide Webb and Aeries teams, we want to thank you for your time and attention today. For more information or time with our Management Team, please reach out to our contacts as listed on the Worldwide Webb Investor Relations page. Thank you.

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This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the COVID-19 global pandemic on our business, and other non-historical statements including the statements in the “Financial Outlook” section of this presentation. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties.

Certain statements in this presentation concerning our future growth prospects, financial expectations and plans for navigating the COVID-19 impact on our employees, clients and stakeholders are forward-looking statements intended to qualify for the ‘safe harbor’ under the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding COVID-19 and the effects of government and other measures seeking to contain its spread, risks related to an economic downturn or recession in India, the United States and other countries around the world, changes in political, business, and economic conditions, fluctuations in earnings, fluctuations in foreign exchange rates, our ability to manage growth, intense competition in IT services including those factors which may affect our cost advantage, wage increases in India, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, restrictions on immigration, industry segment concentration, our ability to manage our international operations, reduced demand for technology in our key focus areas, disruptions in telecommunication networks or system failures, our ability to successfully complete and integrate potential acquisitions, liability for damages on our service contracts, the success of the companies in which has made strategic investments, withdrawal or expiration of governmental fiscal incentives, political instability and regional conflicts, legal restrictions on raising capital or acquiring companies outside India, unauthorized use of our intellectual property and general economic conditions affecting our industry and the outcome of pending litigation and government investigation. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings. These filings are available at www.sec.gov. Aeries may, from time to time, make additional written and oral forward-looking statements, including statements contained in the Company’s filings with the Securities and Exchange Commission and our reports to shareholders. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the Company unless it is required by law.

This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Net Income, Net Income Margin, Earnings Per Share, EBITDA, and EBITDA Margin, which are used by management in making operating decisions, allocating financial resources, and internal planning and forecasting, and for business strategy purposes, have certain limitations, and should not be construed as alternatives to financial measures determined in accordance with GAAP. The non-GAAP measures as defined by us may not be comparable to similar non-GAAP measures presented by other companies. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items. Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.

This presentation includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Although we believe that these third-party sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. Some market data and statistical information are also based on our good faith estimates, which are derived from management’s knowledge of our industry and such independent sources referred to above. Certain market, ranking and industry data included elsewhere in this presentation, including the size of certain markets and our size or position and the positions of our competitors within these markets, including our services relative to our competitors, are based on estimates of our management. These estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our clients, suppliers, trade and business organizations and other contacts in the markets in which we operate and have not been verified by independent sources. References herein to our being a leader in a market or product category refer to our belief that we have a leading market share position in each specified market, unless the context otherwise requires. As there are no publicly available sources supporting this belief, it is based solely on our internal analysis of our sales as compared to our estimates of sales of our competitors. In addition, the discussion herein regarding our various end markets is based on how we define the end markets for our products, which products may be either part of larger overall end markets or end markets that include other types of products and services. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had this information verified by any independent sources. All trademarks, service marks, and trade names appearing in this presentation are the property of their respective holders.

Use of Projections

This Presentation contains financial forecasts for the Company with respect to certain financial results for the Company’s fiscal years 2020 through 2025. Neither WWAC’s nor Company’s independent auditors have audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, they did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this Presentation. These projections are forward-looking statements and should not be relied upon as being necessarily indicative of future results. In this Presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Where You Can Find Additional Information

This Presentation relates to a proposed business combination transaction among Worldwide Webb Acquisition Corp (“WWAC”) and Aark Singapore Pte Ltd (“AARK”) pursuant to which AARK and Aeries would become subsidiaries of WWAC, and WWAC would be renamed Aeries Technology, Inc. In connection with the proposed transaction, WWAC intends to file with the SEC a proxy statement to solicit shareholder approval of the proposed business combination (“proxy statement”). The definitive proxy statement (if and when available) will be delivered to WWAC’s shareholders. WWAC may also file other relevant documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF WWAC ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the proxy statement (if and when available) and other documents that are filed or will be filed with the SEC by WWAC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by WWAC will be available free of charge at Worldwide Webb Acquisition Corp., 770 E Technology Way F13-16, Orem, UT 84097, attention: Chief Executive Officer.

Participants in the Solicitation

WWAC and its directors and executive officers are participants in the solicitation of proxies from the shareholders of WWAC in respect of the proposed transaction. Information about WWAC’s directors and executive officers and their ownership of WWAC’s Class A ordinary shares is set forth in WWAC’s Annual Report on Form 10-K for the partial-year ended December 31, 2021 filed with the SEC on April 1, 2022, and as amended on August 24, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. You may obtain free copies of these documents as described in the preceding paragraph. Aeries, Aark Singapore Pte Ltd and their respective directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of WWAC in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

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No Offer or Solicitation

This Presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or to buy any securities or a solicitation of any vote or approval and is not a substitute for the proxy statement or any other document that WWAC may file with the SEC or send to WWAC’s shareholders in connection with the proposed transaction, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

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